BACAP Opportunity Strategy, LLC.
Rule 10f-3 Report
(Affiliated Underwritings)



Record of Securities Purchased  Pursuant to a Fund's Rule 10f-3
Procedures



..	Issuer: _____Formfactor, Inc.___

Date of purchase: 6/11/2003
Underwriter from whom purchased: Morgan Stanley

Name of affiliated underwriter (as defined in the Fund's Procedures) managing or participating in syndicate (attach list of all syndicate members):

Banc of America Securities LLC

Aggregate principal amount of purchase:
 $4,760.00 (340 shares at $14 per share)

Aggregate principal amount of offering:
$84,000,000 (6,000,000 shares at $14 per share)

Purchase price (net of fees and expenses): $14.00

Date offering commenced: _____6/11/2003
Commission, spread or profit: _$0.60 per share selling commission

The securities  purchased are:

(i) part of an issue registered under the Securities Act of 1933
which is being offered to the public      _____X______

(ii) sold in a public offering conducted under the laws of a country other than the United
States that meets the conditions for an "Eligible Foreign Offering" set forth in the Fund's Rule
10f-3Procedures,     ____________

(iii) sold in an offering that meets the conditions for an "Eligible Rule 144A Offering" set forth in the Fund's Rule 10f-3
Procedures,
____________* or

(iv) "municipal securities" as defined in Section 3(a)(29) of the
Securities Exchange Act of 1934.           ____________

One of four categories must be checked.

Have the following conditions been satisfied?

a.	With respect to the purchase of any public issue of securities under the 1933 Act or pursuant to an Eligible Foreign Offering or Eligible Rule 144A Offering, the issuer of such securities to be purchased shall have been in continuous operation for not less than three years (including predecessors)?

			Yes ______X_______					No ______________

b. With respect to the purchase of municipal securities, the issue has received an investment grade rating from at least one NRSRO; provided, however, that if the issuer, or the entity supplying the revenues from which the issuer is to be paid, has been in continuous operation for less than three years, the issue has received one of the three highest ratings from the NRSRO?

Yes ______________		No ______________

c.	The securities were purchased prior to the end of the first
day on which any sales are made, at a price that is not more than the price paid by each other purchaser in that (or any concurrent) offering (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated)?*

			Yes ______X_______		No ______________

 d.	The underwriting was a firm commitment underwriting (except
for those purchased by others
       pursuant to a rights offering)?

			Yes ______X_______		No ______________

e. The commission, spread or profit was reasonable and fair in relation to that being received by others for an underwriting of similar securities during a comparable period of time?

			Yes ______X_______		No ______________

f.	The amount of securities of any class purchased by a Fund
aggregated with purchases by any other investment company advised by the Adviser, and any purchases by another account with respect to which the Adviser has investment discretion if the Adviser exercised such investment discretion with respect to the purchase, did not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible
Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering?

			Yes ______X_______	No ______________

g.	The securities were not purchased directly or indirectly from an affiliated underwriter as set forth in the Fund's Rule 10f-
3 Procedures?

			Yes ______X_______	No ______________

* For purposes of determining compliance with Items 10(iii) and 11.c, the Sub-Adviser may reasonably rely upon written statements made by the issuer or a syndicate manager, or by an underwriter or seller of the securities through which the Fund purchased the securities.


Approved (Sub-Adviser): Gregory A. Boye

Date: August 28, 2003


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